Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-238243) and on Form S-8 (No. 333-262484, No. 333-256936, No. 333-238260, No. 333-231568 and No. 333-227289) of Banco Santander, S.A. of our report dated March 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores, S.L.
Madrid, Spain
March 1, 2022